EXHIBIT 5.1

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California  94303-2214

www.dlapiper.com

T   650.833.2000

F   650.833.2001

March 22, 2019

DASAN Zhone Solutions, Inc.
7195 Oakport Street
Oakland, CA 94621

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on March 22, 2019 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (i) the issuance and sale of up to an aggregate amount of $150,000,000 of common stock of the Company (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Primary Shares”), and (ii) the offer and sale, from time to time, of up to 9,493,015 shares of Common Stock by the selling stockholder named in the Registration Statement (the “Secondary Shares,” and together with the Primary Shares, the “Securities”).

In rendering the opinions set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies are complete and conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue the Primary Shares; and (x) the certificates representing the Securities sold will be duly executed and delivered.  We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.

The Primary Shares when sold will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration that the Board of

Directors or such committee determines as adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2.	The Secondary Shares, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)